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                                                                  Exhibit 99(i)

PROXY                   PINNACLE FINANCIAL SERVICES, INC.                  PROXY

                  FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE
                        HELD ON WEDNESDAY, JULY 30, 1997

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The Stockholder executing this Proxy appoints Richard L. Schanze, Arnold L. Weaver, David W. Kolhagen, and John A. Newcomer, or any of them, each with the power to appoint his substitute, attorneys and proxies to represent the Stockholder and to vote and act with respect to all shares of common stock, no par value per share, of Pinnacle Financial Services, Inc. ("Pinnacle") that the Stockholder would be entitled to vote on all matters which come before the Annual Meeting of Stockholders of Pinnacle referred to above (the "Pinnacle Annual Meeting") and at any adjournment(s) or postponement(s) of the Pinnacle Annual Meeting. The affirmative vote of a majority of the shares represented at the Pinnacle Annual Meeting may authorize the adjournment of the meeting; provided, however, that no proxy which is voted against any proposal will be voted in favor of adjournment to solicit further proxies for such proposal.



                   PLEASE MARK, SIGN AND DATE THIS PROXY CARD.
   RETURN THIS PROXY PROMPTLY USING THE ENCLOSED POSTAGE PAID RETURN ENVELOPE

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

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    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY /X/

1. The election of eight directors to the Board of Directors of Pinnacle for terms expiring at the Annual Meeting of Stockholders to be held in the year 1998, namely: John R. Cunningham, Charles R. Edinger, John D. Fetters, Terrence A. Friedman, Richard L. Schanze, Kay F. Varga, Arnold L. Weaver, and Alton C. Wendzel.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL DIRECTOR NOMINEES LISTED ABOVE.

     Vote for all nominees    Withhold authority
           listed.             to  vote for all
                               nominees  listed.
            / /                      / /

     (INSTRUCTION: TO WITHHOLD AUTHORITY FOR ANY NOMINEE(S) LISTED ABOVE, LIST NAME(S) OF NOMINEE(S) IN THE SPACE PROVIDED BELOW.)


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2.   Approval and adoption of (a) the Agreement and Plan of Merger dated as of
     November 14, 1996, as amended (the "IFC Merger Agreement"), between Pinnacle and Indiana Federal Corporation ("IFC"), and (b) all of the transactions contemplated by the IFC Merger Agreement (including, without limitation, the merger of IFC with and into Pinnacle).

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

         / /  For               / /  Against               / /  Abstain

3. Approval and adoption of (a) the Agreement and Plan of Merger dated as of March 1, 1997 (the "CB Merger Agreement"), between Pinnacle and CB Bancorp, Inc. ("CB"), and (b) all of the transactions contemplated by the CB Merger Agreement (including, without limitation, the merger of CB with and into Pinnacle).

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

         / /  For               / /  Against               / /  Abstain

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PINNACLE
FINANCIAL SERVICES, INC. IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES OF PINNACLE COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED FOR ELECTION OF ALL OF THE DIRECTOR NOMINEES LISTED ABOVE, FOR THE APPROVAL AND ADOPTION OF THE IFC MERGER AGREEMENT AND ALL OF THE TRANSACTIONS CONTEMPLATED THEREBY, AND FOR THE APPROVAL AND ADOPTION OF THE CB MERGER AGREEMENT AND ALL OF THE TRANSACTIONS CONTEMPLATED THEREBY. THE SHARES OF PINNACLE COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS WHICH MAY COME BEFORE THE PINNACLE ANNUAL MEETING.

The undersigned Stockholder hereby (i) revokes any and all proxies previously executed with respect to the Pinnacle Annual Meeting, and (ii) acknowledges receipt of the notice and Joint Proxy Statement/Prospectus or the Pinnacle Annual Meeting.


Dated:                                                                   , 1997
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                            Signature(s)

Please sign exactly as your name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.